UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 4, 2019

Newmont Goldcorp Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 16, 2019 (the “Proxy Statement”), certain changes to the composition of the board of directors (the “Board”) of Newmont Goldcorp Corporation, a Delaware Corporation (“Newmont Goldcorp” or the “Company”) are anticipated in connection with the business combination of the Company and Goldcorp Inc. (“Goldcorp”) pursuant to the terms of the arrangement agreement entered into by the Company and Goldcorp on January 14, 2019, as amended (the “Arrangement Agreement”). The Arrangement Agreement provides two-thirds of the members of the Newmont Goldcorp Board will be existing members of the Company’s Board and that one-third of the members of the Board be former members of the Goldcorp board of directors.

Accordingly, effective as of June 30, 2019, Mr. Joseph Carrabba and Dr. Molly P. Zhang will resign from the Board.  The resignations of Mr. Carrabba and Dr. Zhang are not the result of any disagreement with the Company or the Board. Newmont Goldcorp and the Board express their appreciation to both Mr. Carrabba and Dr. Zhang for their many contributions to the Board and committees of the Board and dedicated and outstanding service to the Company.

Also, effective as of June 30, 2019, the Board has authorized an increase in the size of the Board from twelve to fifteen members and appointed, by affirmative vote on June 4, 2019, Mr. Clement Pelletier, Ms. Cristina Bitar, Ms. Beverley A. Briscoe, Dr. Matthew Coon Come and Mr. Charles R. Sartain, all former members of Goldcorp’s board of directors, to serve on the Board of Newmont Goldcorp as independent directors, effective as of June 30, 2019.

Other than the Arrangement Agreement, there are no other special arrangements or understandings between these new directors and any other persons pursuant to which any of the new directors was selected for election.  There have been no transactions with related persons in which any of Mr. Pelletier, Ms. Bitar, Ms. Briscoe, Dr. Coon Come and Mr. Sartain had a direct or indirect interest required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with their election to the Board, each of Mr. Pelletier, Ms. Bitar, Ms. Briscoe, Dr. Coon Come and Mr. Sartain will be granted a director stock award having a fair market value of $160,000 under the Company’s 2013 Stock Incentive Plan and will receive compensation as non-employee directors in accordance with the Company’s director compensation policies described in the Proxy Statement.

In addition, it is expected that Mr. Pelletier will be appointed to serve on the Board’s Audit Committee, Ms. Bitar, Dr. Coon Come and Mr. Sartain will be appointed to serve on the Board’s Safety and Sustainability Committee, and Ms. Briscoe will be appointed to serve on the Board’s Leadership Development and Compensation Committee.

Mr. Pelletier, age 73, is a process chemist/metallurgist with 14 years in industry and 36 years in resource-related environmental consulting. He has worked with INCO, US Borax/Rio Tinto, Utah International, Island Copper and the Rescan Group.  Mr. Pelletier has been retained as a consultant to a number of international mining companies including: BHP Billiton Limited, Newmont Goldcorp, Kennecott/RioTinto, Vale S.A./Inco Limited, Glencore Xstrata Plc (formerly known as Xstrata Plc), Placer Dome/Barrick Gold Corporation, Teck Resources Limited, Rio Tinto Borax (formerly known as U.S. Borax Inc.) and First Quantum Minerals Ltd.  Mr. Pelletier is a Fellow of the Canadian Institute of Mining and Metallurgy (“CIMM”). Mr. Pelletier is a member of the Institute of Corporate Directors and obtained his ICD.D designation.

Ms. Bitar, age 49, is a senior partner at Azerta, a strategic communications agency in Chile and Peru. She previously founded Captiva, a communications firm in Chile. Ms. Bitar holds a BA in Economics and Sociology from Dartmouth College and an MBA from the Universidad de Chile and Tulane University. She is a Board member of AFP Provida, a Metlife Company, a permanent columnist in La Segunda newspaper, a member of the think tank Public Policy Council Libertad y Desarrollo, and a Founder and Council Member of Comunidad Mujer. She is also a professor in the Masters in Communications Degree program at the Universidad Adolfo Ibañez in Santiago, Chile. Since 2008, she has been a member of the Young Global Leaders organization at the World Economic Forum.

Ms. Briscoe, age 64, is President of Briscoe Management Ltd. Ms. Briscoe serves as a director and Chair of the Board of Ritchie Bros Auctioneers and is a member of the Nominating and Governance Committee. Previously Ms. Briscoe owned a transportation services company and worked in senior management positions in the heavy equipment industry in Canada serving the construction, mining and forestry industries. She also worked as Chief Financial Officer for various operating divisions in The Jim Pattison Group in Canada and Geneva, Switzerland.

She articled with PWC and worked with them in Vancouver and Sydney, Australia. She has been a past Chair of a number of not for profit organizations and agencies including BC Forest Safety Council, Industry Training Authority of BC, Boys and Girls Clubs and is past Treasurer of Vancouver General Hospital Foundation. She is also past Audit Chair of the Office of the Superintendent of Financial Institutions.  Ms. Briscoe holds a Bachelor of Commerce from the University of British Columbia, is a Chartered Accountant from the Institute of Chartered Accountants and is a Fellow of the Institute of Certified Professional Accountants.

Dr. Coon Come, age 56, was the Grand Chief of the Grand Council of the Crees (Eeyou Istche) and the Chairperson of the Cree Regional Authority. He serves as a director of Labrador Iron Ore Mines Limited and, in the past, has also served as Executive Director of the Grand Council of the Crees (Eeyou Istchee), director of Aircreebec, Creeco (Cree Regional Economic Enterprises Company), the Cree Construction Company, Servinor, the James Bay Cree Cultural Education Centre, the Centre for Indigenous Environment Resources, Niskamoon Corporation, and the Cree School Board.  Dr. Coon Come is the former Chief of Mistissini, National Chief of the Assembly of First Nations. Dr. Coon Come holds an Honorary Doctor of Laws from the University of Toronto and a Doctor of Laws Honoris Causta from Trent University.

Mr. Sartain, age 58, is a mining engineer and independent company director with over 35 years of mining and related experience.  Until 2013 he was the Chief Executive Officer of Xstrata’s global copper business.  Prior to that, Mr. Sartain had various operating and executive roles, including with MIM Holdings Ltd. in Australia and Latin America.  Mr Sartain serves as an independent non-executive director of ALS Limited and OZ Minerals Limited and serves as Chairman of the Sustainability Committee at both companies.  In the past, he served as Chairman and Board Member of the International Copper Association, a Member of the Senate of the University of Queensland and remains a Director and Chairman of the Advisory Board of the Sustainable Minerals Institute at the University of Queensland.  Mr. Sartain holds a Bachelor of Engineering (Mining) from the University of Melbourne and is a Fellow of the Australasian Institute of Mining and Metallurgy and the Australian Academy of Technology and Engineering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newmont Goldcorp Corporation

Date: June 7, 2019	By:	/s/ Logan Hennessey
Logan Hennessey
Vice President, Associate General Counsel and Corporate Secretary